UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012 (April 11, 2012)

AMERICAN LIBERTY PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-156077	98-0599151
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

4900 California Ave, Tower B-210

Bakersfield, CA 93309

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:     (661) 377-2911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “ALP” and the “Company” means American Liberty Petroleum Corp., unless otherwise indicated.

Item 1.01.         Entry into a Material Definitive Agreement.

The Company has executed an Amendment (the “Amendment”) to the Operating Agreement dated August 3, 2011 by and among, Operating Agreement by and among Independence Drilling, LLC, a Nevada limited liability company (“Operator”), Desert Discoveries, LLC, a Nevada limited liability company (“Desert Discoveries”), Edward Traub (“Traub”), and the Company (the “Independence Operating Agreement”) for the development of five oil and gas leases covering land in Nye, Esmeralda and Mineral Counties, Nevada (the “Leases”). A complete description of the Independence Operating Agreement is contained in the Company’s Quarterly Report on Form 10Q filed with the Commission on September 19, 2011. Although the parties fully executed the Amendment on April 11, 2012, the effective date of the Amendment is April 3, 2012. The Amendment added a sixth lease to the Operating Agreement, as more fully identified below (the “Lease”):

Lease (BLM Lease Serial Number):	Property Description:	Gross Acres:	Working Interest Assigned to ALP:	Net Revenue Interest Assigned to ALP:

1. NVN090504	T:0130N, R: 350E, Meridian: MDM, State: NV, County: Nye	1760	60%	50.7%

Desert Discoveries originally purchased the Lease from the Bureau of Land Management. Desert Discoveries retained a 39% working interest and a 32.955% net revenue interest in the Lease, and assigned to Traub the remaining 1% working interest and .845% net revenue interest in the Lease.

Item 9.01         Exhibits.

10.9	Amendment to Operating Agreement dated April 3, 2012, by and between the Company, Desert Discoveries, LLC, Independence Drilling, LLC, and Edward Traub.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2012	AMERICAN LIBERTY PETROLEUM CORP.

By:	/s/ Alvaro Vollmers
President